DRAFT

Report of Independent Registered Public Accounting Firm on Supplemental Information

The Board of Directors and Shareholders of

DNP Select Income Fund Inc.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the statement of assets and liabilities of DNP Select Income Fund Inc. (the “Fund”), including the schedule of investments, as of October 31, 2017, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein incorporated by reference in this Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2 No. 333-223945) (the “Registration Statement”) and have issued an unqualified opinion thereon dated December 14, 2017. We have also audited, in accordance with the standards of the PCAOB, the financial statements of the Fund as of and for the years ended October 31, 2016, 2015, and 2014, and as of October 31, 2013 and for the 10 month period from January 1, 2013 to October 31, 2013, (which are not included in the Registration Statement), and have expressed unqualified opinions on those financial statements. The senior securities table included elsewhere in this Registration Statement for each of the five years in the period ended October 31, 2017 has been subjected to audit procedures performed in conjunction with the audits of the Fund’s financial statements. Such information is the responsibility of the Fund’s management.

Our audit procedures included determining whether the information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940. In our opinion, the information is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Ernst & Young LLP

Chicago, Illinois

May 31, 2018